EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Ethanol, Inc.

We consent to the use in this Amendment No. 2 to Registration Statement of Pacific Ethanol, Inc. on Form S-1 of our reports, dated May 23, 2005, relating to the consolidated financial statements of Pacific Ethanol, Inc., Kinergy Marketing, LLC and ReEnergy, LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

Hein & Associates LLP
Irvine, California
November 21, 2005